SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Oritani Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	30-0628335

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

370 Pascack Road Township of Washington, New Jersey	07676

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

common stock, par value $0.01 per share	NASDAQ Stock Market

(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-165226
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Oritani-Delaware Following the Conversion,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165226), which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Oritani-Delaware” in the Registrant’s Prospectus.
Item 2. Exhibits.
1.	Registration Statement on Form S-1 (Registration Number 333-165226) dated March 5, 2010, as amended April 16, 2010 and April 28, 2010, is hereby incorporated by reference.

2.	Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on March 5, 2010, as amended on Form 8-K filed on June 18, 2010).

3.	Bylaws (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 as filed on March 5, 2010).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on March 5, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORITANI FINANCIAL CORP.
Date: June 18, 2010	By:	/s/ John M. Fields, Jr.
John M. Fields, Jr.
Executive Vice President and Chief Financial Officer